Exhibit 10.5

LONG-TERM INCENTIVE PLAN

OF

TRANSOCEAN LTD.

(As Amended and Restated as of February 12, 2009)

I. GENERAL

1.1	Purpose of the Plan

The Long-Term Incentive Plan (the “Plan”) of Transocean Ltd., a Swiss corporation (the “Company”), is intended to advance the best interests of the Company and its subsidiaries by providing Directors and employees with additional incentives through the grant of options (“Options”) to purchase registered shares, par value 15.00 Swiss francs per share of the Company (“Shares”), share appreciation rights (“SARs”), restricted Shares (“Restricted Shares”), deferred stock units (“Deferred Units”), cash performance awards (“Cash Awards”) and performance awards (“Performance Awards”), thereby increasing the personal stake of such Directors and employees in the continued success and growth of the Company.

The Plan was originally effective May 1, 1993. The Plan was amended and/or restated effective March 13, 1997, March 12, 1998, January 1, 2000, May 8, 2003 and February 12, 2004 and further amended on July 21, 2007. Awards made under the Plan prior to the amendment and restatement herein continue to be governed by the terms of the applicable award agreements and the Plan as in effect immediately prior to such amendment and restatement.

The Plan was previously maintained by Transocean Inc., a company incorporated under the laws of the Cayman Islands (“Transocean-Cayman”). On December 18, 2008, Transocean-Cayman merged, by way of scheme of arrangement, with Transocean Cayman Ltd., a wholly-owned subsidiary of the Company, with Transocean-Cayman as the surviving entity. As a result of the merger, Transocean-Cayman became a wholly-owned subsidiary of the Company, and the Company assumed sponsorship of the Plan.

1.2	Administration of the Plan

(a)       With respect to awards to employees, the Plan shall be administered by the Executive Compensation Committee or other designated committee (the “Committee”) of the Board of Directors of the Company (the “Board”). The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All decisions and acts of the Committee, with respect to employees, shall be final and binding upon all affected Plan participants.

(b)       With respect to awards to Eligible Directors (as defined in Section 1.3), the Plan shall be administered by the Board. The Board shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All decisions and acts of the Board, with respect to Eligible Directors, shall be final and binding upon all affected Plan participants.

1.3	Eligible Participants

Employees, including officers, of the Company and its subsidiaries, and of partnerships or joint ventures in which the Company and its subsidiaries have a significant ownership interest as determined by the Committee (all of such subsidiaries, partnerships and joint ventures being referred to as “Subsidiaries”) shall be eligible for awards under the Plan.

Each Director of the Company who is not an officer or employee of the Company or any of its Subsidiaries (an “Eligible Director”) shall be eligible for awards under the Plan. Notwithstanding the foregoing, any Eligible Director may decline any such award. Eligible Directors shall not be entitled to receive awards under Section 2.5 or Article IV.

An employee or Eligible Director to whom an award is granted under the Plan may be hereinafter referred to as a “Participant.”

1.4	Awards Under the Plan

Awards to eligible employees under the Plan may be in the form of (a) Options to purchase Shares, (b) SARs which may be either freestanding or issued in tandem with Options, (c) Restricted Shares, (d) Deferred Units, (e)  Cash Awards, (g) Performance Awards, or (h) any combination of the foregoing.

Awards to Eligible Directors under the Plan may be in the form of (a) Options to purchase Shares (other than Statutory Options as defined in Section 2.5), (b) SARs which may be either freestanding or issued in tandem with Options, (c) Restricted Shares, (d) Deferred Units, (f) Performance Awards, or (g) any combination of the foregoing.

1.5	Shares Subject to the Plan

(a)       The aggregate number of Shares which may be issued with respect to awards under the Plan (the “Available Shares”) shall not exceed 35,900,000 Shares. All Shares available for awards under the Plan may be issued pursuant to statutory stock options as described in Section 2.5. Each Share issued pursuant to (i) awards of Options or SARs (including those designated as Performance Awards) granted at any time or (ii) awards of Restricted Shares or Deferred Units (including those designated as Performance Awards) granted prior to the Shareholder Effective Date shall reduce the Available Shares by one (1) full Share. Each Share issued pursuant to an award of

Restricted Shares or Deferred Units (including those designated as Performance Awards) granted on or after the Shareholder Effective Date shall reduce the Available Shares by 1.68 Shares.

At no time shall the number of Shares issued plus the number of Shares estimated by the Committee (or the Board, with respect to Eligible Directors) to be ultimately issued with respect to outstanding awards under the Plan exceed the Available Shares. Shares distributed pursuant to the Plan may consist of Shares issued from authorized capital or conditioned capital or treasury shares of the Company (including, for the sake of clarity, Shares owned by any Subsidiary), as shall be determined from time to time by the Board.

(b)     If any Option under the Plan shall expire, terminate or be canceled (including cancellation upon the Participant’s exercise of a related SAR) for any reason without having been exercised in full, or if any Restricted Shares or Deferred Units shall be forfeited to the Company, the unexercised Options and forfeited Restricted Shares and Deferred Units shall not count against the Available Shares and shall again become available for grants under the Plan (regardless of whether the Participant received dividends or other economic benefits with respect to such Options, Restricted Shares or Deferred Units). Shares delivered under the Plan as an award or in settlement of an award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the Available Shares, to the extent that the exemption for transactions in connection with mergers or acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies. Notwithstanding the foregoing, following the Shareholder Effective Date the following Shares shall count against the Available Shares and may not again be made available for issuance as awards under the Plan: (a) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (b) Shares used to pay the exercise price or withholding taxes related to an outstanding award, or (c) Shares repurchased on the open market with the proceeds of the option price.

(c)       No Participant shall be granted, in any fiscal year, Options, freestanding SARs, Restricted Shares, or Deferred Units, or any combination of the foregoing, covering or relating to more than 600,000 Shares (subject to adjustment as provided in Section 6.2).

(d)       The Committee may from time to time adopt and observe such rules and procedures concerning the counting of Shares against the Available Shares as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any stock exchange on which the Shares are listed or any applicable regulatory requirement.

1.6	Other Compensation Programs

The existence and terms of the Plan shall not limit the authority of the Board in compensating Directors and employees of the Company and its Subsidiaries in such other forms and amounts, including compensation pursuant to any other plans as may be currently in effect or adopted in the future, as it may determine from time to time.

II. OPTIONS AND SARs

2.1	Terms and Conditions of Options

Subject to the following provisions, all Options granted under the Plan shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine.

(a)       Option Price. The Option price per Share shall not be less than the Fair Market Value of the Share on the date the Option is granted.

(b)       Term of Option. The term of an Option shall not exceed ten years from the date of grant, except as provided pursuant to Section 2.1(g) with respect to the death of a Participant. No Option shall be exercised after the expiration of its term.

(c)       Exercise of Options. Options shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Option grant. The Committee shall have discretion to, at any time, declare all or any portion of the Options held by any Participant to be immediately exercisable. An Option may be exercised in accordance with its terms as to any or all Shares purchasable thereunder.

(d)       Payment for Shares. The Committee may authorize payment for shares as to which an Option is exercised to be made in cash, in Shares or in such other manner as the Committee in its discretion may provide. The Committee may provide for procedures to permit the payment for Shares as to which an Option is exercised to be made by use of proceeds to be received from the sale of Shares issuable pursuant to an award under the Plan.

(e)       Nontransferability of Options. No Option or any interest therein shall be transferable by the Participant other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended (the “Code”) or Title I of the Employee Retirement Income Security Act (“ERISA”), or the rules thereunder. During a Participant’s lifetime, all Options shall be exercisable only by such Participant or by the guardian or legal representative of the Participant.

(f)        Shareholder Rights. The holder of an Option shall, as such, have none of the rights of a shareholder.

(g)       Termination of Employment. The Committee shall have discretion to specify in the Option grant, or an amendment thereof, provisions with respect to the period during which the Option may be exercised following the Participant’s termination of employment. Notwithstanding the foregoing, the Committee shall not permit any Option to be exercised beyond the term of the Option established pursuant to Section 2.1(b), except that the Committee may provide that, notwithstanding such Option term, an Option which is outstanding on the date of a Participant’s death shall remain outstanding and exercisable for up to one year after the Participant’s death.

(h)       Change of Control. The Committee shall have discretion to specify in the Option grant, or an amendment thereof, provisions with respect to the terms and conditions of acceleration of exercisability of the Option upon or following a Change of Control (as defined in Section 6.10) and to specify provisions with respect to the period during which the Option may be exercised.

2.2	SARs in Tandem with Options

The Committee may, either at the time of grant of an Option or at any time during the term of the Option, grant tandem SARs with respect to all or any portion of the Shares covered by such Option.

(a)       Exercise of SARs. A tandem SAR may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a tandem SAR is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of Shares with respect to which the tandem SAR is exercised. Similarly, when an Option is exercised, the tandem SARs relating to the Shares covered by such Option exercise shall terminate. Any tandem SAR which is outstanding on the last day of the term of the related Option (as determined pursuant to Section 2.1(b)) shall be automatically exercised on such date for cash without any action by the Participant.

(b)       Appreciation. Upon exercise of a tandem SAR, the Participant shall receive, for each Share with respect to which the tandem SAR is exercised, an amount (the “Appreciation”) equal to the amount by which the Fair Market Value of a Share on the date of exercise of the SAR exceeds the Option price per share of the Option to which the tandem SAR relates. The Appreciation shall be payable in cash, Shares, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the tandem SAR.

2.3	Freestanding SARs

The Committee may grant freestanding SARs in such form and having such terms and conditions as the Committee, in its discretion, may from time to time determine, subject to the following provisions.

(a)       Base Price and Appreciation. Each freestanding SAR shall be granted with a base price, which shall not be less than the Fair Market Value of the Shares on the date the SAR is granted. Upon exercise of a freestanding SAR, the Participant shall receive, for each Share with respect to which the SAR is exercised, an amount (the

“Appreciation”) equal to the amount by which the Fair Market Value of a Share on the date of exercise of the SAR exceeds the base price of the SAR. The Appreciation shall be payable in cash and shall be paid within 30 days of the exercise of the SAR.

(b)       Term of SAR. The term of a freestanding SAR shall not exceed ten years from the date of grant, except as provided pursuant to Section 2.3(f) with respect to the death of the Participant. No SAR shall be exercised after the expiration of its term. Any freestanding SAR which is outstanding on the last day of its term (as such term may be extended pursuant to Section 2.3(f)) and as to which the Appreciation is a positive number on such date shall be automatically exercised on such date for cash without any action by the Participant.

(c)       Exercise of SARs. Freestanding SARs shall be exercisable at such time or times and subject to such terms and conditions as the Committee may specify in the SAR grant. The Committee shall have discretion to at any time declare all or any portion of the freestanding SARs then outstanding to be immediately exercisable. A freestanding SAR may be exercised in accordance with its terms in whole or in part.

(d)       Nontransferability of SARs. No SAR or any interest therein shall be transferable by the Participant other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA, or the rules thereunder. During a Participant’s lifetime, all SARs shall be exercisable only by such Participant or by the guardian or legal representative of the Participant.

(e)       Shareholder Rights. The holder of an SAR shall, as such, have none of the rights of a shareholder.

(f)        Termination of Employment. The Committee shall have discretion to specify in the SAR grant, or an amendment thereof, provisions with respect to the period during which the SAR may be exercised following the Participant’s termination of employment. Notwithstanding the foregoing, the Committee shall not permit any SAR to be exercised beyond the term of the SAR established pursuant to Section 2.3(b), except that the Committee may provide that, notwithstanding such SAR term, an SAR which is outstanding on the date of a Participant’s death shall remain outstanding and exercisable for up to one year after the Participant’s death.

(g)       Change of Control. The Committee shall have discretion to specify in the SAR grant, or an amendment thereof, provisions with respect to the terms and conditions of acceleration of exercisability of SARs upon or following a Change of Control (as defined in Section 6.10) and to specify provisions with respect to the period during which the SAR may be exercised.

2.4	Eligible Director Awards

With respect to Options and SARs awarded to Eligible Directors, the Board shall make all determinations otherwise assigned to the Committee under Article II and any reference to “employment” shall be changed to “service.”

2.5	Statutory Options

Subject to the limitations on Option terms set forth in Section 2.1, the Committee shall have the authority to grant (a) incentive stock options within the meaning of Section 422 of the Code and (b) Options containing such terms and conditions as shall be required to qualify such Options for preferential tax treatment under the Code as in effect at the time of such grant. Options granted pursuant to this Section 2.5 may contain such other terms and conditions permitted by Article II of the Plan as the Committee, in its discretion, may from time to time determine, to the extent that such terms and conditions do not cause the Options to lose their preferential tax treatment. To the extent the Code and regulations promulgated thereunder require a plan to contain specified provisions in order to qualify options for preferential tax treatment, such provisions shall be deemed to be stated in the Plan. Eligible Directors shall not be entitled to receive incentive stock options as defined in Section 422 of the Code.

III. Restricted Shares and Deferred Units

3.1	Terms and Conditions of Restricted Share Awards

Subject to the following provisions, all awards of Restricted Shares under the Plan shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine.

(a)       A Restricted Share award shall specify the number of Restricted Shares to be awarded, the price, if any, to be paid by the recipient of the Restricted Shares, and the date or dates on which the Restricted Shares will vest. The vesting of Restricted Shares may be conditioned upon the completion of a specified period of employment with the Company or its Subsidiaries, upon the attainment of specified performance goals, or upon such other criteria as the Committee may determine in its sole discretion.

(b)       Notwithstanding the provisions of subsection (a) above, any Restricted Share award which is a Performance Award shall not vest earlier than the first anniversary of the initial date of such award, provided that the Committee may provide for earlier vesting upon a termination of employment by reason of death, disability or retirement. Any Restricted Share award which is not a Performance Award shall not vest earlier than one-third on each of the first three anniversaries of the date of grant of such award, provided that (i) the Committee may provide for earlier vesting upon termination of employment by reason of death, disability or retirement and (ii) such restriction on vesting shall not apply to a Restricted Share award that is granted in lieu of salary or bonus. The Committee shall have discretion to specify in the Restricted Share award, or an amendment thereof, provisions with respect to the terms and conditions of acceleration of vesting of Restricted Shares upon or following a Change of Control (as defined in Section 6.10).

(c)       Restricted Shares granted to a Participant shall be registered in the Participant’s name either by book-entry registration or in certificate form, bearing a legend to restrict transfer of the certificate until the Restricted Shares have vested. If certificates are registered in the Participant’s name, such certificates shall either be held by the Company on behalf of the Participant, or delivered to the Participant, as determined by the Committee. The Committee shall determine whether the Participant shall have the right to vote the Restricted Shares before they have vested or whether any dividends paid shall be held subject to forfeiture until the Restricted Shares are vested. No Restricted Shares may be sold, transferred, assigned, or pledged by the Participant until they have vested in accordance with the terms of the Restricted Share award. In the event of a Participant’s termination of employment before all of his Restricted Shares have vested, or in the event other conditions to the vesting of Restricted Shares have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the Restricted Shares which have not vested shall be forfeited and any purchase price paid by the Participant shall be returned to the Participant. At the time Restricted Shares vest, such vested Shares shall be available to the Participant (or the Beneficiary designated by such Participant in the event of death in accordance with Section 6.5), free of all restrictions, which may be accomplished in such manner as determined by the Committee, including, without limitation, through a broker selected by the Committee or by delivery of a certificate for such vested shares (contingent upon the Participant’s return of any legended certificates evidencing the Restricted Shares).

3.2	Terms and Conditions of Deferred Units

(a)       A “Deferred Unit” is a unit that is equal to one Share which is used to measure the benefits payable to a Participant under a Deferred Unit award. Each Deferred Unit award shall be subject to such terms and conditions as the Committee, in its discretion, may from time to time determine.

(b)       The Deferred Unit award shall specify the number of Deferred Units awarded, the price, if any, to be paid by the recipient of the Deferred Units and the date or dates on which the Deferred Units will vest. The vesting of Deferred Units may be conditioned upon the completion of a specified period of employment with the Company or its Subsidiaries, upon the attainment of specified performance goals, or upon such other criteria as the Committee may determine in its sole discretion.

(c)       Notwithstanding the provisions of subsection (b) above, any Deferred Unit award which is a Performance Award shall not vest earlier than the first anniversary of the initial date of such award, provided that the Committee may provide for earlier vesting upon a termination of employment by reason of death, disability or retirement. Any Deferred Unit award which is not a Performance Award shall not vest earlier than one-third on each of the first three anniversaries of the date of grant of such award, provided that (i) the Committee may provide for earlier vesting upon termination of employment by reason of death, disability or retirement and (ii) such restriction on vesting shall not apply to a Deferred Unit award that is granted in lieu of salary or bonus. The Committee shall have discretion to specify in the Deferred Unit award, or an amendment thereof, provisions with respect to the terms and conditions of acceleration of vesting of Deferred Units upon or following a Change of Control (as defined in Section 6.10).

(d)       The Company shall set up an appropriate record (the “Deferred Unit Ledger”) that shall from time to time reflect the name of each Participant, the number of Deferred Units awarded to him and the date or dates on which the Deferred Units will vest.

(e)       The Committee shall determine whether the Participant shall have the right to receive an amount equal to dividends on the Deferred Units before they have vested. In such cases, it is intended that the amount of the payment shall be equal to the dividend that the Participant would have received had he been the owner of a number of Shares equal to the number of Deferred Units credited to him in the Deferred Unit Ledger as of the dividend record date. Notwithstanding the foregoing, no amount shall be paid to a Participant with respect to Deferred Units held by such Participant on a dividend record date but forfeited by him prior to the dividend payment date. No Shares subject to a Deferred Unit award may be sold, transferred, assigned or pledged by the Participant until the Deferred Units have vested in accordance with the terms of the Deferred Unit award. In the event of a Participant’s termination of employment before all of his Deferred Units have vested, or in the event other conditions to the vesting of the Deferred Units have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the Deferred Units which have not vested shall be forfeited and any purchase price paid by the Participant shall be returned to such Participant.

(f)        Upon the vesting of the Deferred Units, as determined by the Committee in accordance with this Section 3.2, the number of Shares equal to the number of vested Deferred Units held by the Participant shall be delivered to such Participant (or the Beneficiary designated by such Participant in the event of death in accordance with Section 6.5), free of all restrictions.

3.3	Eligible Director Awards

With respect to Restricted Shares and Deferred Unit awards to Eligible Directors, the Board shall make all determinations otherwise assigned to the Committee under this Article III and any reference to “employment” shall be changed to “service.” In addition, with respect to Eligible Directors, clause (i) of Section 3.1(b) and 3.2(c) shall include a termination of service for the convenience of the Company (as determined by the Board).

IV. CASH AWARDS

A “Cash Award” is a cash bonus paid solely on account of the attainment of one or more objective performance goals that have been preestablished by the Committee. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based on the achievement of single or multiple performance goals over a performance period established by the Committee. No employee shall receive payment for Cash Awards during any calendar year aggregating in excess of $5 million. Eligible Directors shall not be entitled to receive Cash Awards under this Plan.

V.	PERFORMANCE AWARDS

5.1	Terms and Conditions of Performance Awards

The Committee shall have the right to designate any Option, SAR, Restricted Share award, Deferred Unit award or Cash Award as a Performance Award. The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives (the ”Performance Objectives”) established by the Committee based on one or more of the following business criteria that apply to the employee, one or more business units or divisions of the Company or the applicable sector, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including but not limited to income after capital costs and income before or after taxes); Share price measures (including but not limited to growth measures and total shareholder return); price per Share; market share; earnings per Share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (“EBITDA”); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including but not limited to cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities cash flow value added, cash flow return on market capitalization); return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including but not limited to overhead cost and general and administrative expense cost control and project management); margins; shareholder value; total shareholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental, human resources development and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing. Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (a) no later than 90 days after the beginning of such period and (b)

prior to the completion of 25% of such period. The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant award agreement provides for such discretion.

VI. ADDITIONAL PROVISIONS

6.1	General Restrictions

Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any applicable law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an award with respect to the disposition of Shares is necessary or desirable (in connection with any requirement or interpretation of any applicable securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Shares thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

Notwithstanding the foregoing, with respect to awards to Eligible Directors, the Board shall have the authority and discretion otherwise assigned to the Committee under this Section 6.1.

Notwithstanding any provision of the Plan to the contrary, the issuance of Shares in settlement of any award under the Plan shall be made in accordance with applicable law, including, to the extent applicable, payment by the Participant (or the Beneficiary designated by such Participant in the event of death in accordance with Section 6.5) to the Company of the par value of the Shares to be issued.

6.2	Adjustments for Changes in Capitalization

In the event of a scheme of arrangement, reorganization, recapitalization, share split, share dividend, combination of shares, rights offer, liquidation, dissolution, merger, demerger, conversion, consolidation, spin-off, sale of assets, payment of an extraordinary cash dividend, or any other change in or affecting the corporate structure or capitalization of the Company, the Committee (or the Board, with respect to Eligible Directors) shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including any limitations on individual awards), and in the number, price or kind of shares covered by the awards and in any outstanding awards under the Plan, including, if deemed appropriate, adjustment by means of delivery of cash in an amount that the Committee (or the Board, with respect to Eligible Directors) shall determine in its sole discretion is equal to the fair market value of such awards on the date of such event, which in the case of Shares subject to Options or SARs shall be the excess of the Fair Market Value of a Share on such date over the option price or base price per Share; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. No adjustment or substitution pursuant to this Section 6.2 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

6.3	Amendments

(a)       The Board may amend, alter, or discontinue the Plan from time to time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under any award theretofore granted without the Participant’s consent, except such an amendment made to cause the Plan to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required to satisfy Rule 16b-3 under the Securities Exchange Act or 1934, as amended (the “Exchange Act”) or Section 162(m) of the Code, or required by applicable law, agreement or stock exchange requirements. Subject to the foregoing provisions, the Board shall have the authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant awards which qualify for beneficial treatment under such rules without shareholder approval.

(b)       The Committee (or the Board, with respect to Eligible Directors) shall have the authority to amend any grant, prospectively or retroactively, to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no such amendment (i) shall cause a Performance Award intended to qualify for the Section 162(m) exemption to cease to qualify for the Section 162(m) exemption or (ii) impair the rights of any Participant without the Participant’s written consent except such amendment made to cause the award to comply with applicable law, stock exchange rules or accounting rules.

(c)       If a Participant has ceased or will cease to be a Director of the Company for the convenience of the Company (as determined by the Board), the Board may amend all or any portion of such Participant’s awards so as to make such awards fully vested and exercisable and/or to specify a schedule upon which they become vested and exercisable, and/or to permit all or any portion of such awards to remain exercisable for such period as designated by the Board, but not beyond the expiration of the term established pursuant to Section 2.1(b) or 2.3(b), whichever is applicable. A Participant shall not participate in any deliberations or vote by the Board under this Section 6.3(c) with respect to his awards. The vesting schedule and exercise period for awards established by the Board pursuant to this Section 6.3(c) shall override the applicable provisions of Articles II and III to the extent inconsistent therewith.

6.4	Cancellation of Awards

Any award granted under the Plan may be canceled at any time with the consent of the Participant and a new award may be granted to such Participant in lieu thereof, which award may, in the discretion of the Committee, be on more favorable terms and conditions than the canceled award; provided, however, that except as provided in

Section 6.2, the terms of outstanding awards may not be amended to reduce the option price or base price of outstanding Options or SARs or to cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an option price or base price that is less than the option price or base price of the original Options or SARs without shareholder approval.

Notwithstanding the foregoing, with respect to awards to Eligible Directors, the Board shall have the authority and discretion otherwise assigned to the Committee under this Section 6.4.

6.5	Beneficiary

A Participant may file with the Company a written designation of Beneficiary, on such form as may be prescribed by the Committee (or the Board, with respect to Eligible Directors), to receive any Options, SARs, Restricted Shares, Deferred Units, Shares, or any other payments that become deliverable to the Participant pursuant to the Plan after the Participant’s death. A Participant may, from time to time, amend or revoke a designation of Beneficiary. If no designated Beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s Beneficiary.

6.6	Taxes and Withholding

(a)       Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any applicable withholding tax liability prior to the delivery of any such Shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any withholding tax liability.

(b)      An employee entitled to receive Shares under the Plan may elect to have the minimum statutory withholding tax liability (or a specified portion thereof) with respect to such Shares satisfied by having the Company withhold from the Shares otherwise deliverable to the employee Shares having a Fair Market Value equal to the amount of the tax liability to be satisfied with respect to the Shares. An election to have all or a portion of the tax liability satisfied using Shares shall comply with such requirements as may be imposed by the Committee.

(c)      It is intended that any Awards under the Plan satisfy the requirements of Section 409A of the Code, an any ambiguous provision will be construed in a manner that is compliant with or exempt from the application of Section 409A of the Code.

6.7	Non-Assignability

Except as expressly provided in the Plan, no award under the Plan shall be assignable or transferable by the Participant thereof except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA, or the rules thereunder. During the life of the Participant, awards under the Plan shall be exercisable only by such Participant or by the guardian or legal representative of such Participant.

6.8	Non-Uniform Determinations

Determinations by the Committee or the Board under the Plan (including, without limitation, determinations of the persons to receive awards under the Plan; the form, amount and timing of such awards; the terms and provisions of such awards and the agreements evidencing same; and provisions with respect to termination of employment or service) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

6.9	No Guarantee of Employment or Directorship

The grant of an award under the Plan shall not constitute an assurance of continued employment for any period or any obligation of the Board to nominate any Director for re-election by the Company’s shareholders.

6.10	Definitions
(a)	“Change of Control” means:

(i)        The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of the Company, par value 15.00 Swiss francs per share (the “Outstanding Company Shares”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company or (4) any acquisition by any corporation or other entity pursuant to a transaction which complies with clauses (x), (y) and (z) of subsection (iii) of this Section 6.10(a); or

(ii)       Individuals who, as of the date hereof, constitute the Board of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of the Company; provided, however, that for purposes of this Section 6.10(a) any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of the Company; or

(iii)     Consummation of a scheme of arrangement, reorganization, merger, demerger, conversion or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares or shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, and (y) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the action of the Board of the Company providing for such Business Combination; or

(iv)      Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(b)	“Fair Market Value” of a Share on a particular date means:

(i)        (A) if the Shares are at the time listed or admitted to trading on the New York Stock Exchange, then the final closing sales price per Share as reported on New York Stock Exchange Composite Trading Listings, or a similar report selected by the Committee, on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or (B) if the Shares are not listed on the New York Stock Exchange but are listed on a securities exchange other than the New York Stock Exchange, the mean between the lowest and highest reported sale prices of the Shares on the date in question on the principal securities exchange on which the Shares are then listed or admitted to trading; provided that, in the discretion of the Committee, “Fair Market Value” for purposes of satisfying the exercise price of an Option or SAR may be the price prevailing on the applicable exchange at the time of exercise;

(ii)       if the Shares are not at the time listed or admitted to trading on a securities exchange, the “Fair Market Value” shall be the mean between the lowest reported bid price and highest reported asked price of the Shares on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Shares in such market; and

(iii)      if the Shares are not listed or admitted to trading on any securities exchange or traded in the over-the-counter market, the “Fair Market Value” shall be as determined in good faith by the Committee.

6.11	Duration and Termination

(a)       This amendment and restatement of the Plan was adopted by the Board as of February 12, 2009, subject to the approval by the holders of a majority of outstanding Shares (the “Majority Shareholders”) at the shareholder’s meeting to be held on May 15, 2009 (the “Shareholder Effective Date”). If the Majority Shareholders of the Company should fail so to approve such amendment and restatement, then the Plan shall continue as in effect prior to this amendment and restatement.

(b)       The Board may discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of a Participant who has an award outstanding on the date of the Plan’s discontinuance or termination without the Participant’s written consent.

(c)       Unless terminated earlier by the Board pursuant to subsection (b), no awards may be made under the Plan after the tenth anniversary of the Shareholder Effective Date.

IN WITNESS WHEREOF, this document has been executed this _____ day of _________, 2009.

TRANSOCEAN LTD.

By: _____________________________

Name: __________________________

Title: ___________________________

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